Exhibit 99.1

CareTrust REIT Announces First Quarter 2025 Operating Results

Conference Call Scheduled for Friday, May 2, 2025 at 1:00 pm ET
SAN CLEMENTE, Calif., May 1, 2025 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended March 31, 2025, as well as other recent events.
For the quarter, CareTrust REIT reported:
•Planned acquisition of Care REIT plc;
•Investments of $47.5 million at an estimated stabilized yield of 10.0%;
•0.6 million shares sold under its ATM Program for gross proceeds of $16.0 million;
•99.2% of contractual rent and interest collected;
•Net income of $65.8 million and net income per share of $0.35;
•Net Debt to Annualized Normalized Run Rate EBITDA of 0.5x;
•Normalized FFO of $77.8 million and normalized FFO per share of $0.42;
•Normalized FAD of $80.8 million and normalized FAD per share of $0.43; and
•A quarterly dividend of $0.335 per share, representing a payout ratio of approximately 78% on normalized FAD.
Since quarter end, CareTrust REIT reports:
•Approval by the shareholders of London Stock Exchange listed Care REIT plc of CareTrust REIT's offer to acquire Care REIT plc for 108 pence/share for a purchase price of approximately $856 million, exclusive of M&A transaction costs. Payments will be in Great British Pounds but are expressed in US dollars based on the exchange rate of 0.7501 GBP to 1.00 USD on April 30, 2025;
•Investments totaling approximately $34.7 million at an estimated stabilized yield of 10%;
•3.4 million shares sold under its ATM Program for gross proceeds of $99.5 million;
•Paid down the revolving credit line by $50 million to bring the outstanding balance to $375 million;
•Initiated a process to upsize its credit facility to include a $500 million, 5-year term loan;
•Cash on hand of approximately $45 million; and
•Investment pipeline (excluding the Care REIT plc pending acquisition) of approximately $500 million.
CareTrust’s President and Chief Executive Officer, Dave Sedgwick, commented on the Company’s recent events. "We are thrilled to announce our proposed strategic acquisition of Care REIT in London received Care REIT shareholder approval on April 29, 2025. We expect to officially close on or around May 9, 2025, after approval by the English Court. We believe this acquisition makes CareTrust stronger in many ways on day one: portfolio diversification, scale, and a new growth engine for years to come.” Mr. Sedgwick continued, “The conditions that made 2024 a historic year for us continue into 2025. We have never been more excited about our ability to deliver meaningful growth for our shareholders and trusted operators. The pipe continues to reload with opportunities to grow and diversify the portfolio in strategic ways.”
Financial Results for Quarter Ended March 31, 2025
Chief Financial Officer, Bill Wagner, reported that, for the first quarter, CareTrust reported net income of $65.8 million, or $0.35 per diluted weighted-average common share, normalized FFO of $77.8 million, or $0.42 per diluted weighted-average common share, and normalized FAD of $80.8 million, or $0.43 per diluted weighted-average common share.
Liquidity
As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 0.5x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 2.9%. Mr. Wagner stated that, as of today, the Company has $375 million in borrowings outstanding on its $1.2 billion revolving credit line, with no scheduled debt maturities prior to 2028. He also disclosed that CareTrust currently has approximately $45 million in cash on hand and $606 million in restricted cash deposited in an escrow account to be used to satisfy the purchase consideration in connection with the planned acquisition of Care REIT plc. During the first quarter of 2025, the Company sold 0.6 million shares under its ATM Program at a weighted average sales price of $28.87 per share for gross proceeds of $16.0 million. In April, the Company sold 3.4 million shares under its ATM Program at a weighted average sales price of $28.90 per share for gross proceeds of $99.5 million and used $50 million to pay down the revolving credit line. As of May 1, 2025, the Company had $634.5 million available for future issuances under the ATM Program. "We have plenty of available captial under both our ATM Program and revolving credit line which will allow us to fund a replenishing pipeline of accretive investment opportunities," said Mr. Wagner.

Increased Guidance
The Company increased guidance for 2025, with Mr. Wagner projecting on a per-diluted weighted-average common share basis net income of approximately $1.36 to $1.40, normalized FFO of approximately $1.69 to $1.73, and normalized FAD of approximately $1.73 to $1.77. He noted that the 2025 guidance is based on a diluted weighted-average common share count of 190.6 million shares, and assumes the following:
•All investments year-to-date;
•No new or approved investments;
•Dispositions made to date;
•Loan repayments made to date or expected to be made;
•No new dispositions;
•No new debt incurrences or new equity issuances; and
•Estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases.
Dividend Increased
During the quarter, CareTrust increased its quarterly dividend from $0.29 to $0.335 per common share. On an annualized basis, the payout ratio was approximately 80% based on first quarter 2025 normalized FFO, and 78% based on first quarter 2025 normalized FAD.
Conference Call
A conference call will be held on Friday, May 2, 2025, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter 2025 results, recent developments and other matters. The toll-free dial-in number is 1 (800) 715-9871 or toll dial-in number is 1 (646) 307-1963 and the conference ID number is 2243604. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.
About CareTrustTM
CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States and internationally. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; expectations regarding the planned acquisition of Care REIT plc; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the possibility of an offer or firm intention to make an offer for Care REIT plc by any third party; (ii) our ability to complete the acquisition of Care REIT, integrate its operations and achieve the benefits expected to result from the acquisition; (iii) the ability and willingness of our tenants and borrowers to meet and/or perform their obligations under the agreements we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iv) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (v) the impact of healthcare reform legislation, including minimum staffing level requirements, on the operating results and financial conditions of our tenants and borrowers; (vi) the ability of our tenants and borrowers to comply with applicable laws, rules and regulations in the operation of the properties we lease to them or finance; (vii) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (viii) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (ix) the ability to generate sufficient cash flows to service our outstanding indebtedness; (x) access to debt and equity capital markets; (xi) fluctuating interest rates; (xii) the impact of public health crises, including significant COVID-19 outbreaks as well as other pandemics or epidemics; (xiii) the ability to retain our key management personnel; (xiv) the ability to maintain our status as a real estate investment trust (“REIT”); (xv) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xvi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xvi) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, including in the sections entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended March 31, 2025 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2025	2024
Revenues:
Rental income	$71,646	$53,502
Interest income from financing receivable	2,807	—
Interest income from other real estate related investments and other income	22,168	9,568
Total revenues	96,621	63,070
Expenses:
Depreciation and amortization	17,841	13,448
Interest expense	6,669	8,228
Property taxes	2,065	1,801
Impairment of real estate investments	—	2,744
Transaction costs	888	—
Property operating expenses	105	660
General and administrative	9,023	6,838
Total expenses	36,591	33,719
Other income (loss):
Gain on sale of real estate, net	3,876	11
Unrealized gain (loss) on other real estate related investments, net	1,287	(612)
Total other income (loss)	5,163	(601)
Net income	65,193	28,750
Net (loss) income attributable to noncontrolling interests	(609)	4
Net income attributable to CareTrust REIT, Inc.	$65,802	$28,746

Earnings per common share attributable to CareTrust REIT, Inc.:
Basic	$0.35	$0.22
Diluted	$0.35	$0.22

Weighted-average number of common shares:
Basic	187,152	132,836
Diluted	187,416	133,202

Dividends declared per common share	$0.335	$0.29

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2025	2024

Net income attributable to CareTrust REIT, Inc.	$65,802	$28,746
Depreciation and amortization	17,841	13,448
Noncontrolling interests' share of real estate related depreciation and amortization	(2,223)	—
Interest expense	6,669	8,228
Amortization of stock-based compensation	3,093	2,120
EBITDA attributable to CareTrust REIT, Inc.	91,182	52,542
Impairment of real estate investments	—	2,744
Property operating (recovery) expenses	(105)	972
Gain on sale of real estate, net	(3,876)	(11)
Non-routine transaction costs	888	—
Amortization of stock-based compensation related to extraordinary incentive plan	816	—
Unrealized (gain) loss on other real estate related investments, net	(1,287)	612
Normalized EBITDA attributable to CareTrust REIT, Inc.	87,618	56,859
Full impact of quarterly investments[1]	82	1,493
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$87,700	$58,352

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Total debt	$825,000	$600,000
Cash, cash equivalents, restricted cash and escrow deposits on acquisitions of real estate	(667,101)	(451,173)
Net Debt	$157,899	$148,827
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[2]	$350,800	$233,408
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	0.5x	0.6x
[1] Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period.
[2] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2025	2024

Net income attributable to CareTrust REIT, Inc.	$65,802	$28,746
Real estate related depreciation and amortization	17,833	13,442
Noncontrolling interests' share of real estate related depreciation and amortization	(2,223)	—
Impairment of real estate investments	—	2,744
Gain on sale of real estate, net	(3,876)	(11)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	77,536	44,921
Property operating (recovery) expenses	(105)	972
Non-routine transaction costs	888	—
Amortization of stock-based compensation related to extraordinary incentive plan	816	—
Unrealized (gain) loss on other real estate related investments, net	(1,287)	612
Normalized FFO attributable to CareTrust REIT, Inc.	$77,848	$46,505

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2025	2024

Net income attributable to CareTrust REIT, Inc.	$65,802	$28,746
Real estate related depreciation and amortization	17,833	13,442
Noncontrolling interests' share of real estate related depreciation and amortization	(2,223)	—
Amortization of deferred financing fees	914	614
Amortization of stock-based compensation	3,093	2,120
Straight-line rental income	7	7
Amortization of lease incentives	48	—
Noncontrolling interests' share of amortization of lease incentives	(24)	—
Amortization of below market leases	(926)	(575)
Noncontrolling interests' share of amortization of below market leases	463	—
Non-cash interest income	(623)	—
Impairment of real estate investments	—	2,744
Gain on sale of real estate, net	(3,876)	(11)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	80,488	47,087
Property operating (recovery) expenses	(105)	972
Non-routine transaction costs	888	—
Amortization of stock-based compensation related to extraordinary incentive plan	816	—
Unrealized (gain) loss on other real estate related investments, net	(1,287)	612
Normalized FAD attributable to CareTrust REIT, Inc.	$80,800	$48,671

FFO per share attributable to CareTrust REIT, Inc.	$0.41	$0.34
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.42	$0.35

FAD per share attributable to CareTrust REIT, Inc.	$0.43	$0.35
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.43	$0.37

Diluted weighted average shares outstanding [1]	187,574	133,328

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Revenues:
Rental income	$53,502	$55,407	$57,153	$62,199	$71,646
Interest income from financing receivable	—	—	—	1,009	2,807
Interest income from other real estate related investments and other income	9,568	13,484	20,228	23,736	22,168
Total revenues	63,070	68,891	77,381	86,944	96,621
Expenses:
Depreciation and amortization	13,448	13,860	14,009	15,514	17,841
Interest expense	8,228	8,679	8,281	5,122	6,669
Property taxes	1,801	1,976	2,115	1,946	2,065
Impairment of real estate investments	2,744	25,711	8,417	5,353	—
Transaction costs	—	—	—	1,326	888
Provision for loan losses, net	—	—	—	4,900	—
Property operating expenses	660	255	3,477	1,322	105
General and administrative	6,838	6,136	6,663	9,286	9,023
Total expenses	33,719	56,617	42,962	44,769	36,591
Other (loss) income:
Loss on extinguishment of debt	—	—	(657)	—	—
Gain (loss) on sale of real estate, net	11	21	(2,286)	46	3,876
Unrealized (loss) gain on other real estate related investments, net	(612)	(1,877)	1,800	9,734	1,287
Total other (loss) income	(601)	(1,856)	(1,143)	9,780	5,163
Net income	28,750	10,418	33,276	51,955	65,193
Net income (loss) attributable to noncontrolling interests	4	(340)	(165)	(180)	(609)
Net income attributable to CareTrust REIT, Inc.	$28,746	$10,758	$33,441	$52,135	$65,802

Diluted earnings per share attributable to CareTrust REIT, Inc.	$0.22	$0.07	$0.21	$0.29	$0.35

Diluted weighted average shares outstanding	133,202	145,258	159,850	182,013	187,416

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025

Net income attributable to CareTrust REIT, Inc.	$28,746	$10,758	$33,441	$52,135	$65,802
Depreciation and amortization	13,448	13,860	14,009	15,514	17,841
Noncontrolling interests' share of real estate related depreciation and amortization	—	—	—	(837)	(2,223)
Interest expense	8,228	8,222	7,807	4,768	6,669
Amortization of stock-based compensation	2,120	1,406	1,143	1,461	3,093
EBITDA attributable to CareTrust REIT, Inc.	52,542	34,246	56,400	73,041	91,182
Write-off of deferred financing costs	—	—	—	354	—
Impairment of real estate investments	2,744	25,711	8,417	5,353	—
Provision for loan losses, net	—	—	—	4,900	—
Property operating expenses (recovery)	972	361	3,893	1,665	(105)
(Gain) loss on sale of real estate, net	(11)	(21)	2,286	(46)	(3,876)
Loss on extinguishment of debt	—	—	657	—	—
Non-routine transaction costs	—	—	—	1,326	888
Amortization of stock-based compensation related to extraordinary incentive plan	—	—	—	—	816
Extraordinary incentive plan payment	—	—	—	2,313	—
Unrealized loss (gain) on other real estate related investments, net	612	1,877	(1,800)	(9,734)	(1,287)
Normalized EBITDA attributable to CareTrust REIT, Inc.	$56,859	$62,174	$69,853	$79,172	$87,618

Net income attributable to CareTrust REIT, Inc.	$28,746	$10,758	$33,441	$52,135	$65,802
Real estate related depreciation and amortization	13,442	13,853	14,002	15,507	17,833
Noncontrolling interests' share of real estate related depreciation and amortization	—	—	—	(837)	(2,223)
Impairment of real estate investments	2,744	25,711	8,417	5,353	—
(Gain) loss on sale of real estate, net	(11)	(21)	2,286	(46)	(3,876)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	44,921	50,301	58,146	72,112	77,536
Write-off of deferred financing costs	—	—	—	354	—
Provision for loan losses, net	—	—	—	4,900	—
Property operating expenses (recovery)	972	361	3,893	1,665	(105)
Non-routine transaction costs	—	—	—	1,326	888
Loss on extinguishment of debt	—	—	657	—	—
Amortization of stock-based compensation related to extraordinary incentive plan	—	—	—	—	816
Extraordinary incentive plan payment	—	—	—	2,313	—
Unrealized loss (gain) on other real estate related investments, net	612	1,877	(1,800)	(9,734)	(1,287)
Normalized FFO attributable to CareTrust REIT, Inc.	$46,505	$52,539	$60,896	$72,936	$77,848

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025

Net income attributable to CareTrust REIT, Inc.	$28,746	$10,758	$33,441	$52,135	$65,802
Real estate related depreciation and amortization	13,442	13,853	14,002	15,507	17,833
Noncontrolling interests' share of real estate related depreciation and amortization	—	—	—	(837)	(2,223)
Amortization of deferred financing fees	614	614	614	619	914
Amortization of stock-based compensation	2,120	1,406	1,143	1,461	3,093
Straight-line rental income	7	7	7	7	7
Amortization of lease incentives	—	4	5	13	48
Noncontrolling interests' share of amortization of lease incentives	—	—	—	(6)	(24)
Amortization of below market leases	(575)	(575)	(809)	(926)	(926)
Noncontrolling interests' share of amortization of below market leases	—	—	—	463	463
Non-cash interest income	—	—	—	(281)	(623)
Impairment of real estate investments	2,744	25,711	8,417	5,353	—
(Gain) loss on sale of real estate, net	(11)	(21)	2,286	(46)	(3,876)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	47,087	51,757	59,106	73,462	80,488
Write-off of deferred financing costs	—	—	—	354	—
Provision for loan losses, net	—	—	—	4,900	—
Property operating expenses (recovery)	972	361	3,893	1,665	(105)
Non-routine transaction costs	—	—	—	1,326	888
Loss on extinguishment of debt	—	—	657	—	—
Amortization of stock-based compensation related to extraordinary incentive plan	—	—	—	—	816
Extraordinary incentive plan payment	—	—	—	2,313	—
Unrealized loss (gain) on other real estate related investments, net	612	1,877	(1,800)	(9,734)	(1,287)
Normalized FAD attributable to CareTrust REIT, Inc.	$48,671	$53,995	$61,856	$74,286	$80,800

FFO per share attributable to CareTrust REIT, Inc.	$0.34	$0.35	$0.36	$0.40	$0.41
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.35	$0.36	$0.38	$0.40	$0.42
FAD per share attributable to CareTrust REIT, Inc.	$0.35	$0.36	$0.37	$0.40	$0.43
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.37	$0.37	$0.39	$0.41	$0.43

Diluted weighted average shares outstanding [1]	133,328	145,380	160,025	182,222	187,574

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2025	December 31, 2024
Assets:
Real estate investments, net	$2,252,279	$2,226,740
Financing receivable, at fair value (including accrued interest of $905 and $281 as of March 31, 2025 and December 31, 2024, respectively)	96,628	96,004
Other real estate related investments (including accrued interest of $6,005 and $4,725 as of March 31, 2025 and December 31, 2024, respectively)	799,799	795,203
Assets held for sale, net	16,736	57,261
Cash and cash equivalents	26,510	213,822
Restricted cash	606,000	—
Accounts and other receivables	1,954	1,174
Prepaid expenses and other assets, net	73,890	35,608
Deferred financing costs, net	10,652	11,204
Total assets	$3,884,448	$3,437,016

Liabilities and Equity:
Senior unsecured notes payable, net	$397,149	$396,927
Unsecured revolving credit facility	425,000	—
Accounts payable, accrued liabilities and deferred rent liabilities	51,069	56,318
Dividends payable	63,053	54,388
Total liabilities	936,271	507,633

Redeemable noncontrolling interest	17,396	18,243

Equity:
Common stock	1,877	1,870
Additional paid-in capital	3,455,256	3,439,117
Cumulative distributions in excess of earnings	(529,821)	(532,570)
Total stockholders' equity	2,927,312	2,908,417
Noncontrolling interests	3,469	2,723
Total equity	2,930,781	2,911,140
Total liabilities and equity	$3,884,448	$3,437,016

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$65,193	$28,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	17,865	13,462
Amortization of deferred financing costs	914	614
Unrealized (gain) loss on other real estate related investments, net	(1,287)	612
Amortization of stock-based compensation	3,909	2,120
Straight-line rental income	7	7
Amortization of lease incentives	49	—
Amortization of below market leases	(926)	(575)
Noncash interest income	(1,904)	(425)
Gain on sale of real estate, net	(3,876)	(11)
Impairment of real estate investments	—	2,744
Change in operating assets and liabilities:
Accounts and other receivables	(788)	(15)
Prepaid expenses and other assets, net	(3,451)	(322)
Accounts payable, accrued liabilities and deferred rent liabilities	(4,323)	1,859
Net cash provided by operating activities	71,382	48,820
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(40,162)	(66,619)
Purchases of equipment, furniture and fixtures and improvements to real estate	(2,276)	(398)
Investment in real estate related investments	(6,389)	(52,165)
Principal payments received on real estate related investments and other loans receivable	4,582	—
Escrow deposits for potential acquisitions of real estate	(36,066)	(4,105)
Net proceeds from sales of real estate	44,401	46
Net cash used in investing activities	(35,910)	(123,241)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	15,562	269,787
Borrowings under unsecured revolving credit facility	425,000	—
Payments of deferred financing costs	(141)	(24)
Net-settle adjustment on restricted stock	(3,325)	(2,483)
Dividends paid on common stock	(54,388)	(36,531)
Contributions from noncontrolling interests	1,410	444
Distributions to noncontrolling interests	(902)	(47)
Net cash provided by financing activities	383,216	231,146
Net increase in cash, cash equivalents and restricted cash	418,688	156,725
Cash, cash equivalents and restricted cash as of the beginning of period	213,822	294,448
Cash, cash equivalents and restricted cash as of the end of period	$632,510	$451,173

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2025
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	48.5%	$(2,851)		$397,149
Floating Rate Debt

Unsecured revolving credit facility	5.472%	[1]	2029	[2]	425,000	51.5%	—	[3]	425,000

Total Debt	4.698%				$825,000	100.0%	$(2,851)		$822,149

[1] Funds can be borrowed at applicable SOFR plus 1.05% to 1.55% or at the Base Rate (as defined) plus 0.05% to 0.55%.
[2] Maturity date does not assume exercise of two 6-month extension options.
[3] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2025 Guidance Increased

	Full Year 2025 Guidance[1]
	Low	High
Net income attributable to CareTrust REIT, Inc.	$1.36	$1.40
Real estate related depreciation and amortization	0.37	0.37
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
(Gain) loss on sale of real estate	(0.02)	(0.02)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	1.67	1.71
Property operating expenses	—	—
Amortization of extraordinary stock grants	0.02	0.02
Non-routine transaction costs	—	—
Unrealized (gain) loss on other real estate related investments, net	—	—
Normalized FFO attributable to CareTrust REIT, Inc.	$1.69	$1.73

Net income attributable to CareTrust REIT, Inc.	$1.36	$1.40
Real estate related depreciation and amortization	0.37	0.37
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Amortization of extraordinary stock grants	0.02	0.02
Straight-line rental income	—	—
Amortization of below market leases	(0.02)	(0.02)
Noncontrolling interests' share of amortization of below market leases	0.01	0.01
Noncash revenues related to financing receivable	(0.01)	(0.01)
Amortization of lease incentives	—	—
Noncontrolling interests' share of amortization of lease incentives	—	—
(Gain) loss on sale of real estate	(0.02)	(0.02)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	1.73	1.77
Property operating expenses	—	—
Non-routine transaction costs	—	—
Unrealized (gain) loss on other real estate related investments, net	—	—
Normalized FAD attributable to CareTrust REIT, Inc.	$1.73	$1.77
Weighted average shares outstanding:
Diluted	190,594	190,594

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new or approved investments, dispositions, new loans or loan repayments, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases.

Non-GAAP Financial Measures
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, extraordinary incentive plan payment, write-off of deferred financing costs, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, adjustments for the share of consolidated joint ventures, and adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, amortization of lease incentives, the effects of straight-line rent, adjustments for the share of consolidated joint ventures and non-cash interest income. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO attributable to CareTrust REIT, Inc. and Normalized FAD attributable to CareTrust REIT, Inc., which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as write-off of deferred financing costs, provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, extraordinary incentive plan payment, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company’s Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. Net Debt is defined as the Company’s Total Debt as of the last day of the specified quarter adjusted to exclude the Company’s cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company’s ATM Program that are outstanding as of such date. Normalized Run Rate EBITDA represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.

The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.